                              AMENDED AND RESTATED
                   RETIREMENT RELEASE AND SETTLEMENT AGREEMENT


         THIS AMENDED AND RESTATED RETIREMENT RELEASE AND SETTLEMENT AGREEMENT (this "Agreement") is made and executed as of the 20th day of May, 2002, by and among Heritage Financial Holding Corporation, a Delaware corporation (the "Corporation"), Heritage Bank, an Alabama banking corporation and a wholly-owned subsidiary of the Corporation (the "Bank"), and Reginald D. Gilbert, an individual resident of the state of Alabama ("Mr. Gilbert").
                               W I T N E S S E T H
         WHEREAS, on May 13, 1999, the Bank and Mr. Gilbert entered into an employment agreement pursuant to which Mr. Gilbert was employed by the Bank as President and Chief Executive Officer (the "Employment Agreement"), and subsequent to the execution of the Employment Agreement, Mr. Gilbert has continued to serve in that capacity;

         WHEREAS, the Corporation, the Bank and Heritage Interim Corporation entered into a Plan of Reorganization and Agreement of Merger (the "Reorganization Agreement"), dated March 14, 2000, whereby the Corporation became a bank holding company and all of the stockholders of the Bank became stockholders of the Corporation;

         WHEREAS, Mr. Gilbert elected to voluntarily retire as an employee of the Bank and sever his relationships with both the Bank and the Corporation effective as of March 25, 2002;

         WHEREAS, the Corporation, the Bank and Mr. Gilbert each have agreed to settle fully and finally all issues and obligations between and among them arising out of Mr. Gilbert's employment or association with the Corporation and the Bank and to terminate the Employment Agreement;

         WHEREAS, the terms and conditions of Mr. Gilbert's voluntary retirement were spelled out and agreed to at a Board of Directors meeting of the Corporation held in Decatur, Alabama on

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Tuesday, March 12, 2002, during which
meeting the Corporation, the Bank and Mr. Gilbert each agreed to enter into that certain Retirement, Release and Settlement Agreement;

         WHEREAS, the Corporation, the Bank and Mr. Gilbert each recognizes that each party has an interest in (a) maintaining the confidentiality of the settlement of this matter, (b) minimizing discussion and disclosure of the underlying facts concerning Mr. Gilbert's retirement, and (c) maintaining, to the fullest extent possible in the future, cordial and professional relationships so as to mutually endeavor to enhance the underlying value of the Corporation's common stock and the Bank's business;

         WHEREAS, the parties hereto entered into that certain Retirement, Release and Settlement Agreement dated March 25, 2002; and

         WHEREAS, the Corporation, the Bank and Mr. Gilbert, after further extensive discussions, each have further agreed in good faith to amend and restate the Retirement, Release and Settlement Agreement, and carry out the terms herein, in order to clarify and amend certain terms of such previous agreement that will be in the best interest of the parties hereto and the stockholders of the Corporation and the Bank, it being intended that this Agreement will supersede and replace that certain Retirement, Release and Settlement in its entirety.

         NOW THEREFORE, for and in consideration of the premises stated, the amended and restated agreements herein contained and the payments to be made hereunder, the receipt and sufficiency of which is hereby further acknowledged and agreed to by each of the Corporation, the Bank and Mr. Gilbert, each party hereby agrees, covenants, represents and acknowledges as follows:

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

         1. Compensation. In consideration for all of Mr. Gilbert's retirement, his years of service and his agreements contained herein, the Corporation hereby agrees to provide the following considerations to Mr. Gilbert:

         (a) the Corporation or the Bank shall pay Mr. Gilbert the amount of $375,000 in cash on or before April 24, 2002;

         (b) the Corporation or the Bank shall also pay Mr. Gilbert the amount of $375,000 on the date of execution by all parties of this Agreement;

         (c) the Bank shall pay Mr. Gilbert's normal salary through March 25, 2002, at which time such salary and associated benefits shall terminate in accordance with Mr. Gilbert's resignation as set forth herein;

         (d) as promptly as possible, but not later than the close of business on April 19, 2002, Mr. Gilbert shall (i) submit to the Corporation and the Bank his final expense report covering any and all of his expenses on behalf of such entities prior to the execution date of this Agreement, with such expenses to be promptly paid by either the Corporation or the Bank to Mr. Gilbert, and
(ii) return any and all credit cards, keys, security documents, bank identification cards or other property in his personal possession belonging to the Corporation or the Bank;

         (e) on the Effective Date (as hereinafter defined), the Corporation shall cause to vest, in whole, one year of options to purchase common stock of the Corporation in the amount of 60,000 shares currently held by Mr. Gilbert under an August 24, 1998 option grant (the "April 1, 2002 Options"). The Corporation shall further cause to vest, in whole, on January 1, 2003, one year of options to purchase common stock of the Corporation in the amount of 60,000 shares currently held by Mr. Gilbert under the August 24, 1998 option grant (the "January 1, 2003 Options").

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

Pursuant  to  Section
2.2 of the  Reorganization Agreement,  the Corporation  assumed the Heritage
Bank Stock  Compensation Plan, and the  Reorganization  Agreement  provided that all  outstanding  options  to purchase  shares  of  Bank  common  stock
were  converted   automatically  into substitute  options to acquire the same number of shares of Corporation common stock. All of Mr. Gilbert's stock option agreements have been amended, as set forth on Exhibit A hereto (which has been amended and restated to conform to the amended and restated terms and conditions in this Agreement), to reflect the aforementioned reorganization, the fact that the stock options are options to purchase common stock of the Corporation and not the Bank and that all such vested stock options, with the specific exceptions of (1) such options under the August 28, 1998 option grant cancelled as prescribed in this Section 1(e), (2) the April 1, 2002 Options, and (3) the January 1, 2003 Options, shall remain outstanding until June 23, 2002, after which all unexercised options to purchase common stock of the Corporation thereunder shall expire and be cancelled. The April 1, 2002 Options shall remain outstanding for one year after April 1, 2002, after which all unexercised options to purchase common stock of the Corporation thereunder shall expire and be cancelled. The January 1, 2003 Options shall remain outstanding for one year after January 1, 2003, after which all unexercised options to purchase common stock of the Corporation thereunder shall expire and be cancelled. With the exception of the vesting of those stock options provided for in this Section 1(e), all remaining unvested stock options under the August 24, 1998 option grant, an amount totaling 240,000 shares of Corporation common stock, are hereby cancelled with no further rights therein to be held by Mr. Gilbert. If Mr. Gilbert does not exercise all of his stock options within the aforementioned prescribed time periods, then such options shall expire and be cancelled with no further rights therein to be held by Mr. Gilbert;

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

                 (f) the Corporation or the Bank shall pay Mr. Gilbert $169,000 (or such pro-rated dollar amount as further set forth in this Section 1(f)) upon his submission to the Corporation of a completed Option Exercise Form, a form of which is attached as Exhibit A to Mr. Gilbert's Stock Option Agreements, and the payment of such consideration required to exercise and purchase all of his currently vested options, with the specific exceptions of the April 1, 2002 Options and the January 1, 2003 Options. If Mr. Gilbert should decide to utilize Corporation common stock to pay for the exercise price of the number of options to be exercised, then such payment amount shall be calculated using the current fair market value of the Corporation common stock as of Friday, May 17, 2002, $11.50 per share, as recorded in the Decatur Daily, Alabama newspaper. If Mr. Gilbert fails to submit a completed Option Exercise Form to the Corporation before 5 p.m., C.D.T, Monday, May 20, 2002, or if he does not exercise all of his currently vested options as prescribed in this Section 1(f), then (1) the price of any Corporation common stock utilized by him to pay for the subsequent exercise of such options not exercised on May 20, 2002, shall be the fair market price of Corporation common stock on the exercise date of such options, and (2) in the event that Mr. Gilbert does not exercise all of his currently vested options on May 20, 2002, then the $169,000 payment referenced in this Section 1(f) shall be reduced, on May 20, 2002 and on the date of each exercise of currently vested options made by Mr. Gilbert until June 23, 2002, to an amount calculated by multiplying $169,000 by a fraction (i) the numerator of which is the number of options exercised by Mr. Gilbert on May 20, 2002 or subsequent exercise date, and (ii) the denominator of which is the number of currently vested options as of the date of execution of this Agreement. The
Corporation, the Bank and Mr. Gilbert each hereby agrees that, notwithstanding the terms or conditions of any prior agreement or contract between himself and either or both of the Corporation and the Bank relating to the exercise of options to purchase Corporation common stock, each Option Exercise Form submitted by Mr. Gilbert shall be non-revocable and binding in all respects on each of the parties thereto.

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

                  (g) the Corporation or the Bank shall pay Mr. Gilbert an amount sufficient to cover his monthly COBRA premiums, as determined by the Corporation's or the Bank's current health care insurance provider, including a "gross up" amount to account for any federal, state or local taxes related thereto, for 18 months following the Effective Date (the "COBRA Premium"). The Corporation or the Bank shall pay the COBRA Premium to Mr. Gilbert no later than 10 days prior to the COBRA Premium due date as determined by the Corporation's or the Bank's health care insurance provider. Mr. Gilbert understands, acknowledges and agrees that it is his sole responsibility to timely apply for and otherwise secure such COBRA coverage. Mr. Gilbert further understands, acknowledges and agrees that it is solely his responsibility to make timely payment of the full amount of the COBRA Premium each month, and neither Corporation nor the Bank assumes any responsibility for such payment or liability for failure to make such payment. Mr. Gilbert hereby agrees to notify the Corporation immediately if he becomes ineligible for COBRA coverage prior to the expiration of the aforesaid 18-month period, and to return any unused amounts designated by the Corporation or the Bank for payment of the COBRA Premium; and

                  (h) Mr. Gilbert understands, acknowledges and agrees that the amounts referenced in Sections 1(a), (b) and (f) hereof are not intended as tax qualified retirement plan distributions, and that he will be solely responsible for the payment of any federal, state and local taxes payable thereon.

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

                 2. Automobile. The Corporation shall transfer to Mr. Gilbert on the Effective Date (as hereinafter defined) the title to the automobile he has used heretofore on behalf of the Corporation and the Bank described as follows: 2001 Toyota Landcruiser, champagne color, VIN# JTEHT05J812011857, free and clear of any liens or encumbrances. The automobile shall be transferred "as is" without any warranties as to merchantability of fitness or purpose, and Mr. Gilbert shall be responsible for all related automobile insurance after the Effective Date.

                  3. Effective Date. This Agreement shall be effective seven calendar days after its full execution by the Corporation, the Bank and Mr. Gilbert (the "Effective Date"). The Corporation, the Bank and Mr. Gilbert each hereby agrees that the Effective Date shall be April 1, 2002. Mr. Gilbert understands and acknowledges that under applicable law, he is entitled to 21 days within which to consider this Agreement, and that the execution hereof terminates that 21-day period. Mr. Gilbert further understands and acknowledges that this Agreement is revocable for a period of seven days after the execution hereof and will not be effective until the expiration of seven days after execution. The Corporation, the Bank or Mr. Gilbert may not shorten this seven-day period. In the event Mr. Gilbert decides to rescind this Agreement, he shall provide written notice to the Corporation and the Bank of such decision before the expiration of such seven-day period. For the rescission to be effective, Mr. Gilbert understands and acknowledges that the rescission must be in writing, and delivered to the Corporation either by hand delivery or by mail within such seven-day period. If sent by mail, the rescission must be (i) postmarked within such seven-day period, (ii) properly addressed to the Corporation and the Bank, and (iii) sent by certified mail, return receipt requested. The Corporation, the Bank and Mr. Gilbert each hereby agrees that the predecessor to this

Agreement, the Retirement, Release and Settlement Agreement, was executed by all parties on March 25, 2002. Mr. Gilbert agrees and represents to the Corporation and the Bank that the seven-day revocable period as described in this Section 3 and which would have concluded on April 1, 2002, has expired, and he has no further right of rescission under this Agreement.

                  4. Securities Laws and Sale of Common Stock of the Corporation. Mr. Gilbert understands and acknowledges that he shall remain subject to and agrees to comply with all federal and state securities laws relating to his shares of common stock of the Corporation and his options to purchase shares of common stock of the Corporation, either beneficially owned by him or as provided for under this Agreement. Mr. Gilbert hereby agrees to cooperate with the Corporation in the execution of all required documentation and filings with the Securities Exchange Commission and any state securities commission necessary to effectuate such action and to comply with federal and state securities laws.

                  5. Non-competition. In specific consideration of the vesting of stock options to purchase shares of common stock of the Corporation as
specified in  Section  1(e)  hereof,   Mr.   Gilbert   hereby   agrees  to  the
following non-competition provisions:

                  (a) For two years following the Effective Date, Mr. Gilbert shall not, in Morgan County, Alabama with respect to any financial holding company, bank holding company, bank or other financial institution, a material portion of any of whose business involves commercial or retail banking, (i) physically work or perform any services whatsoever as a consultant or contractor therefor, (ii) serve as a member of management, director or advisor thereto, or
(iii) be an employee of nor directly or indirectly render any services to or solicit the banking business of any person or entity in association therewith. The intent of this provision is for Mr. Gilbert to totally refrain from any

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

involvement with any financial institution in Morgan County, Alabama which could directly or indirectly be in competition with the banking services of the Corporation or the Bank for the two-year period specified hereinabove. The vesting and expiration of Mr. Gilbert's options to purchase common stock of the Corporation as set forth in Section 1(e) hereof is specific consideration for this non-competition provision.

                  (b) For a period of five years following the Effective Date, Mr. Gilbert shall not, in Morgan County, Alabama, directly or indirectly through himself or any family member, engage in any activity or perform any services incident to or designed to initiate or form any new or "start up" financial holding company, bank holding company, bank or other financial institution, a material portion of any of whose business involves commercial or retail banking. Mr. Gilbert hereby agrees not to invest in, serve on the board of or consult with any of the aforementioned contemplated entities in Morgan County, Alabama, during such five-year period, with it being the specific intent of this provision for Mr. Gilbert not to engage in any start up banking activities or to be associated therewith during such five-year term. Notwithstanding the foregoing, Mr. Gilbert shall not be prohibited from investing in a financial holding company, bank holding company, bank or other financial institution that is a public company reporting under the federal securities laws as of the Effective Date. The vesting and expiration of Mr. Gilbert's options to purchase common stock of the Corporation as set forth in Section 1(e) hereof is specific consideration for this non-competition provision.

                   (c) If the Corporation, the Bank or Mr. Gilbert is required to seek remedies under this Section 5 and is successful, then the non-prevailing party hereby agrees to pay all of the prevailing party's attorneys' fees, costs and expenses in connection therewith. The Corporation, the

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

Bank and Mr. Gilbert
each have entered into this Section 5 in good faith and for the reasons set forth in the recitals hereto and each hereby agrees that this Agreement is reasonable, supported by independent consideration, and legally binding and enforceable within the geographical scope of Morgan County, Alabama.

                  (d) Mr. Gilbert hereby acknowledges that the rights and privileges granted to the Corporation and the Bank in this Section 5 are of a special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action of law. Accordingly, a breach of this Section 5 by Mr. Gilbert shall cause the Corporation and the Bank great and irreparable injury and damage, and Mr. Gilbert hereby agrees that the Corporation and/or the Bank shall be entitled to remedies of injunction, specific performance or other equitable relief to prevent a breach of this Section 5 by Mr. Gilbert. This Section 5 shall not be construed as a waiver of any other rights or remedies that Corporation or the Bank may have for damages or otherwise.

                  6. Resignation. The Corporation and the Bank each hereby agrees that Mr. Gilbert has voluntarily resigned as an officer and director of the Corporation and the Bank. Accordingly, Mr. Gilbert's employment and association with the Corporation and the Bank is hereby terminated and the Employment Agreement is hereby terminated. By execution of this Agreement, Mr. Gilbert hereby resigns any and all positions and directorships he may have with the Corporation, the Bank and any and all of their respective subsidiaries and affiliates, including any position he may have as a trustee or fiduciary, or similar position with any benefit plan, trust or the like. If any additional documentation is necessary to complete those resignations, then Mr. Gilbert hereby agrees to cooperate with the Corporation and the Bank in completing such documentation.

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

                  7. Confidential Information. (a) Mr. Gilbert shall not, directly or indirectly, disclose to others, or use, any secret or confidential data (oral, written or in machine-readable form), information or knowledge of the Corporation or the Bank including, but not limited to, data, information or knowledge concerning (i) the business, affairs, customers or operations of the Corporation or the Bank, (ii) any trade secrets, new product developments, special or unique process or methods of the Corporation or the Bank (the "Confidential Material"). The Confidential Material shall include all such data, information or knowledge, whether developed by Mr. Gilbert or by others under his direction or obtained by the Corporation or the Bank from third parties, and irrespective of whether such data, information or knowledge have been identified by the Corporation or the Bank as secret or confidential, unless and until, and then only to the extent that, such data, information or knowledge become generally available to the public otherwise than by the act or omission of Mr. Gilbert or such data, information or knowledge are required by law or the valid order of a court of competent jurisdiction to be disclosed. All Confidential Material, including without limitation, documents, records, notes, computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, reports, customer lists, referral sources, photographs, catalogs and other writings, whether copyrightable or not, relating to or dealing with the business or customers of the Corporation or the Bank and those of other entrusted to the Corporation or the Bank which were or are prepared or created by Mr. Gilbert or which have or may come into his possession, are the property of the Corporation or the Bank. Mr. Gilbert covenants that all such matters are writings and copies thereof that were in his possession or under his control or dominion have been returned to the Corporation or the Bank, and Mr. Gilbert agrees to return to the Corporation promptly all such matters and writings and copies thereof that may in the future come into his possession or under his control or dominion.

                  (b) The Corporation, the Bank and Mr. Gilbert each hereby agrees that it/he shall not, at any time, directly or indirectly, except as expressly authorized in writing by each of the parties hereto, publicize, divulge or disclose to any person, entity, or media representative, the background concerning the terms of this settlement, except that the parties may disclose the fact of and Mr. Gilbert's retirement and resignation and the payment under this Agreement to their legal and financial advisors, accountants and regulators to the extent necessary. The Corporation and the Bank each shall instruct the members of their respective Boards of Directors, and the Corporation, the Bank and Mr. Gilbert each shall in good faith instruct their respective legal and financial representatives and agents, to comply with the provisions of the previous sentence. The Corporation, the Bank and Mr. Gilbert each may each disclose the fact of, payments and specific terms and conditions of this Agreement to any governmental authorities to whom disclosure is required by law. Should Mr. Gilbert and/or his legal or financial advisors be required to release information concerning this Agreement in response to a valid discovery order of a court of competent jurisdiction, such persons shall give an officer of the Corporation and an officer of the Bank reasonable advance written notice of any such proposed release. Mr. Gilbert hereby acknowledges that the damages for a breach of this Section 7 would be difficult to ascertain for the purpose of obtaining equitable relief for the Corporation and/or the Bank.

                  In the event that Mr. Gilbert is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigator demand or similar process) to disclose any Confidential Material, then Mr. Gilbert shall provide to the

Corporation and the
Bank prompt notice of such request(s) so that the Corporation or the Bank may seek an appropriate protective order or other remedy and/or waive Mr. Gilbert's compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained or the Corporation or the Bank waives compliance and Mr. Gilbert is compelled to disclose Confidential Material, which in the written opinion of Mr. Gilbert's counsel is legally required to be disclosed, and, upon the Corporation's request, use Mr. Gilbert's best efforts to obtain assurances that confidential treatment shall be accorded to such information, Mr. Gilbert may disclose such data, information or knowledge.

                  8. No Disparaging Remarks. The Corporation, the Bank and Mr. Gilbert have each agreed not to disparage each other in the future. The Corporation and the Bank each shall instruct the members of their respective Boards of Directors, and the Corporation, the Bank and Mr. Gilbert each shall in good faith instruct their legal and financial representatives and agents, to comply with the provisions of this Sections 8. Accordingly, the Corporation, the Bank and Mr. Gilbert each hereby agrees that, except as required by applicable law, the Corporation, the Bank and Mr. Gilbert shall not originate or comment negatively, either directly or indirectly, upon any written or oral statement, news release or other public announcement or publication, relating to this Agreement, any matter concerning Mr. Gilbert's retirement or any matter concerning any party to this Agreement. Mr. Gilbert hereby agrees not, at any time or in any manner, to disparage or take any action detrimental or disrespective to the Corporation or the Bank or any of the Corporation's or the Bank's officers, directors or employees, representatives, successors or assigns. The Corporation and the Bank each hereby agrees, and shall instruct their respective directors, not, at any time or in any manner, to disparage Mr. Gilbert.

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

                  9. Release. (a) In specific consideration of the amounts to be paid hereunder and the mutual covenants contained herein, Mr. Gilbert, on behalf of himself, his heirs, legal representatives, successors, representatives, agents and attorneys, and each and all of them, hereby forever releases and discharges the Corporation and the Bank and their respective predecessors, successors, representatives, parent companies, subsidiaries and affiliates, along with the current and former officers, directors, employees, shareholders, attorneys, agents, predecessors, successors, assigns and heirs of all such persons, from any and all claims, demands, causes of action, rights to any relief in any court of law or equity, damages, liabilities, back pay, expenses, fees and costs, including attorneys' fees, which Mr. Gilbert ever had, now has, or which although now unknown accrued prior to the date of this instrument, against any one or more of the Corporation and/or the Bank or such predecessors, successors, representatives, parent companies, subsidiaries and affiliates, along with the current and former officers, directors, employees, shareholders, attorneys, agents, heirs, predecessors, successors and assigns of all such persons or entities relating, directly or indirectly, to (i) Mr. Gilbert's employment and association with the Corporation or the Bank; (ii) the termination of such relationship and the Employment Agreement; (iii) Title VII of the Civil Rights Act of 1964, as amended; (iv) 42 U.S.C. 1981; (v) the Civil Rights Act of 1991; (vi) the Rehabilitation Act of 1973; (vii) the Age Discrimination in Employment Act (including the Older Workers Benefits Protection Act); (viii) the Employment Retirement Security Act; (ix) the Fair Labor Standards Act; (x) Executive Orders 11246 and 11357; (xi) the Americans with Disabilities Act; (xii) the Family Medical Leave Act; (xiii) the Occupational Safety and Health Act; (xiv) the National Labor Relations Act; (xv) any other federal, state, or local law, ordinance, or administrative regulation, or any other common law or case law theory of liability or damage; and (xvi) any other

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

claims that Mr. Gilbert may have against the Corporation and/or the Bank or such predecessors, successors, representatives, parent companies, subsidiaries and affiliates, along with the current and former officers, directors, employees, shareholders, attorneys, agents, heirs, predecessors, successors and assigns of all such persons or entities, without regard to whether such claims are now known so long as the basis of said claim has occurred on or before the execution date of this Agreement including specifically any claims Mr. Gilbert or any of his representatives heirs or family members may have as a stockholder of the Bank or the Corporation.

                  (b) In consideration of the mutual covenants contained herein, the Corporation and the Bank hereby forever releases and discharges Mr. Gilbert, his heirs, legal representatives, successors, representatives, agents and attorneys, from any and all claims, causes of action, damages, liabilities, expenses, fees and costs, including attorneys' fees, which the Corporation or the Bank ever had, now have, or which although now unknown accrued prior to the date of this instrument, against Mr. Gilbert relating, directly or indirectly, to Mr. Gilbert's employment or association with or retirement from the Corporation and the Bank or termination of that relationship, the Employment Agreement and/or any other claims the Corporation and the Bank may have against Mr. Gilbert without regard to whether such claims are now known so long as the basis of said claim has occurred on or before the execution date of this Agreement.

                  10. Actions Against the Corporation and the Bank. (a) Mr. Gilbert hereby agrees, except as is prohibited by statute, never to commence, encourage, prosecute or cause to be prosecuted, or to advise any entity or person in bringing or prosecuting any complaint, suit or proceedings against the Corporation, the Bank or any member of their respective Boards of Directors based on a claim, demand, cause of action, damage or liability which is the subject matter of this

Agreement, or upon any other fact or assertion relating to any aspect of claims which Mr. Gilbert could assert, against the Corporation, the Bank or any member of their respective Boards of Directors. Unless otherwise required by law, Mr. Gilbert hereby agrees not to testify against the Corporation, the Bank or any member of their respective Boards of Directors in any proceeding or to contract, or have contract with, any present, former or future directors, officers, managers, supervisors, employees, shareholders, or agents of the Corporation for any purpose relating to the employment or cessation or termination of employment of any other employee or former employee of the Corporation or for shareholder actions or complaints. Nothing herein shall be construed so as to violate Alabama Rule of Professional Conduct 5.4 or any other ethical rule or applicable statute.

                  (b) Unless specifically allowed by applicable state and federal law, Mr. Gilbert shall not in any way voluntarily assist, aid or participate in the pursuit of any claims or actions brought against the Corporation, the Bank or any members of their respective Boards of Directors, provided that this Agreement shall not apply to actions or claims relating to enforcement of Mr. Gilbert's rights under this Agreement or which accrue or arise out of Corporation's actions following the execution date of this Agreement.

                  11. Breach. Should the Corporation, the Bank or Mr. Gilbert breach any one or more of the terms and conditions of this Agreement, the non-breaching party shall be entitled, at its/his option, to take such action as it/he may deem necessary including, but not limited to, seeking whatever relief is available at law and/or in equity. Failure of the non-breaching party to exercise any of its/his rights under this Agreement in the event any other party breaches this Agreement shall not be construed as a waiver of such breach or prevent the non-breaching party from later enforcing strict compliance with the promises in this Agreement.

                12. Careful Review of Agreement and Understanding of Release. Mr. Gilbert hereby represents that he has refully read this Agreement, and understands all of its terms and conditions without reservation. Mr. Gilbert acknowledges that he has consulted with legal counsel of his choice regarding this Agreement and the terms hereof and has not relied on any representations or statements of the Corporation or the Bank or their legal counsel with respect to the subject matter of this Agreement or the fairness thereof. Mr. Gilbert understands fully that this is a Release, relinquishing and releasing in their entirety all claims Mr. Gilbert has or may have against the Corporation and the Bank as described in Section 9 hereof. The Corporation, the Bank and Mr. Gilbert each acknowledges and agrees that the terms of this Agreement were drafted by and are the product of mutual negotiations and compromise. Mr. Gilbert further acknowledges that the Corporation and the Bank are not warranting or representing any tax consequences of this Agreement, and that Mr. Gilbert is relying on his own legal and/or tax advisors and not on the Corporation and the Bank in that regard to any extent.

                 13. Notice. All notices hereunder shall be in writing and served either by hand delivery or by United States Mail, certified, return receipt requested, properly addressed to the following:

                  If the Corporation and/or the Bank:
                  211 Lee Street, N.E.
                  Decatur, Alabama 35601
                  Attention: Chief Executive Officer
                  with a copy (which shall not constitute notice):
                  Frank M. Young, III, Esq.
                  Haskell Slaughter Young & Rediker, LLC
                  1200 AmSouth/Harbert Plaza
                  1901 Sixth Avenue North
                  Birmingham, Alabama 35203

                  If to Mr. Gilbert:
                  1515 Woodland Street, S.E.
                  Decatur, Alabama 35601

                  with a copy to (which shall not constitute notice):
                  J. Brooke Johnston, Jr., Esq.
                  Baker, Johnston & Wilson LLP
                  2501 20th Place South

                  Suite 250
                  Birmingham, Alabama 35223

                  14. Severability. If any portion of this Agreement may be held by a court of competent jurisdiction to conflict with any federal, state or local law, and as a result such portion or portions are declared to be invalid and of no force or effect in such jurisdiction, all remaining provisions of this Agreement shall otherwise remain in full force and effect and be construed as if such invalid portion or portions had not been included herein.

15. Assignment. Mr. Gilbert hereby agrees not to assign this Agreement or any portions thereof to any person or entity. The Corporation and the Bank may assign this Agreement or any portion thereof to any subsidiary, successor, affiliate or related entity.

                  16. Entire Agreement.The Corporation, the Bank and Mr. Gilbert each hereby acknowledges and agrees that no representations or promises have been made to or relied upon by him/it or by any person acting for or on him/its behalf in connection with the subject matter of this Agreement which is not specifically set forth herein. All prior representations and promises made by any party to another, whether orally or in writing, are understood by each of the Corporation, the Bank and Mr. Gilbert to be merged in this Agreement.

                  17. Amendments. This Agreement and all documents and instruments executed in connection herewith or in furtherance hereof may not be amended, modified or supplemented except by an instrument in writing signed by each of the Corporation, the Bank and Mr. Gilbert.

                  18. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the Corporation, the Bank and Mr. Gilbert, their respective heirs, estates, beneficiaries, personal representatives, and successors.

                  19. Applicable Law. The provisions of this Agreement shall be governed and construed in accordance with the laws of the State of Alabama, and Mr. Gilbert hereby agrees and consents that any suit to enforce the provisions hereof shall and may be brought in Morgan County, Alabama.

                  20. Professional Fees. The Corporation or the Bank shall pay Mr. Gilbert's reasonable professional fees and expenses incurred solely as such fees relate to time spent revising this Agreement and advising Mr. Gilbert regarding this Agreement. Such professional fees shall relate only to Mr. Gilbert's legal counsel and certified public accountant, each as formally retained by him. Mr. Gilbert or each of his aforementioned professionals shall submit a written invoice to the Corporation detailing the fees incurred and time spent. After such submission, the Corporation or the Bank shall pay within ten days after receipt of such invoice each of the aforementioned professionals the stated amounts on the invoices.

                  21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                          HERITAGE FINANCIAL HOLDING CORPORATION

                 By: __________________________________________

                                 Its:       ____________________________________

                 By: __________________________________________

                               Its:          ___________________________________



                                          HERITAGE BANK


                 By: __________________________________________

                                 Its:       ____________________________________

                 By: __________________________________________

                               Its:          ___________________________________






               ____________________________________________(L.S.)
                                  Reginald D. Gilbert



34003.2

STATE OF ALABAMA          )
                                           :
___________ COUNTY          )


          I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ___________, whose name as ____________________ of Heritage Financial Holding Corporation, a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          GIVEN under my hand and seal, this ______ day of May, 2002.


[ NOTARIAL SEAL ]

                                                                  Notary Public


                                   Print Name:


                                                          My Commission Expires:




348003.2

STATE OF ALABAMA          )
                                           :
___________ COUNTY          )


          I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ___________, whose name as ____________________ of Heritage Financial Holding Corporation, a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          GIVEN under my hand and seal, this ______ day of May, 2002.


[ NOTARIAL SEAL ]

                                                                  Notary Public


                                   Print Name:


                                                          My Commission Expires:




348003.2

STATE OF ALABAMA          )
                                           :
___________ COUNTY          )


          I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ___________, whose name as ____________________ of Heritage Bank, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          GIVEN under my hand and seal, this ______ day of May, 2002.


[ NOTARIAL SEAL ]

                                                                  Notary Public


                                   Print Name:


                                                          My Commission Expires:





348003.2

STATE OF ALABAMA          )
                                           :
___________ COUNTY          )


          I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ___________, whose name as ____________________ of Heritage Bank, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          GIVEN under my hand and seal, this ______ day of May, 2002.


[ NOTARIAL SEAL ]

                                                                  Notary Public


                                   Print Name:


                                                          My Commission Expires:



349003.1

STATE OF ALABAMA          )
                                           :
___________ COUNTY          )


          I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Reginald D. Gilbert, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          GIVEN under my hand and seal, this ______ day of May, 2002.


[ NOTARIAL SEAL ]

                                                                  Notary Public


                                   Print Name:


                                                          My Commission Expires:




348003.2

                                    EXHIBIT A
               TO THE RETIREMENT RELEASE AND SETTLEMENT AGREEMENT
                                  BY AND AMONG
                     HERITAGE FINACIAL HOLDING CORPORATION,
                      HERITAGE BANK AND REGINALD D. GILBERT




                                  See attached.










384003.1

                                  SCHEDULE 1(e)
               TO THE RETIREMENT RELEASE AND SETTLEMENT AGREEMENT
                                  BY AND AMONG
                     HERITAGE FINACIAL HOLDING CORPORATION,
                      HERITAGE BANK AND REGINALD D. GILBERT


Reginald D. Gilbert
Options to Purchase Shares of Common Stock of Heritage Financial Holding
Corporation Currently Held as of Effective Date (split-adjusted):


Grant Date                 Number             Vesting Schedule                   Expiration

June 10, 1995              75,000           All on December 10, 1995            June 10, 2000
(exercised 40,016 on 12/28/99; exercised 34,984 on 6/9/00)


January 1, 1997            15,000           All on July 1, 1997                 January 1, 2002
(exercised 15,000 on 12/28/01)


April 17, 1998             63,000           1/3 on April 17, 1998,              April 17, 2003
                                            1/3 on January 1, 1999
                                            1/3 on January 1, 2000


July 14, 1998              30,000           All on January 14, 1999             July 14, 2003


August 24, 1998           600,000           1/10 every year for 10 years        August 24, 2008
                                            beginning January 1, 1999


December 28, 1999          40,016           All on December 28, 1999            December 28, 2004




348003.2